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                                                                    EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 27, 1998 (except with respect to the matter discussed in Note 12 as to which the date is March 12, 1998), included in this Form 10-KSB, into Online System Services, Inc.'s previously filed Registration Statement No. 333-13983 on Form S-8.


Arthur Andersen LLP
Denver, Colorado
March 31, 1998